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                                                                    Exhibit 3.68

                                 AMENDMENT NO. 1
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              TXI OPERATIONS, L.P.

     THIS AMENDMENT NO. 1 TO AGREEMENT OF LIMITED PARTNERSHIP of TXI OPERATIONS, L.P., a Delaware limited partnership (the "Partnership Agreement"), is made effective as of the 1st day of June, 1996, by and between TXI Operating Trust, a Delaware business trust (the "General Partner"), TXI Texas, Inc., a Delaware corporation (the "Withdrawing General Partner") and Texas Industries Trust, a Delaware business trust (the "Limited Partner") ("Amendment No. 1 ").

     1. The Withdrawing General Partner hereby withdraws as the general partner of the Partnership effective as of June 1, 1996 and the General Partner is admitted as the general partner on such date.

     2.   The Partnership Agreement is amended as follows:

          a. Section 1.1.14 is hereby amended to read in its entirety as follows:

                    1.1.14 General Partner: TXI Operating Trust, a Delaware
               business trust.

          b.   The name of the Partnership is changed to TXI Operations, LP and
               Section 2.2 is hereby amended to read in its entirety as follows:

                    2.2 Partnership Name. The business of the Partnership will be conducted under the name TXI Operations, LP or such other name or names as the General partner may determine.

     3. The admissions and withdrawals of Limited Partners as provided by
Section 7.2.3 are hereby acknowledged.

     Except as modified by this Amendment No. 1, the Partnership Agreement remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WITHDRAWING GENERAL PARTNER:               GENERAL PARTNER:

TXI TEXAS, INC.                            TXI OPERATING TRUST


By: /s/ Richard M. Fowler                  By: /s/ Richard M. Fowler
    ---------------------------                ---------------------------------
Its: President                             Its: Managing Trustee


                                           LIMITED PARTNER:

                                           TEXAS INDUSTRIES TRUST


                                           By: /s/ Richard M. Fowler
                                               ---------------------------------
                                           Its: Managing Trustee